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                                                                   EXHIBIT 23(c)

                          CONSENT OF FINANCIAL ADVISOR


                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

         We hereby consent to the inclusion of our opinion letter, dated ________, 2004, to the Board of Directors of FloridaFirst Bancorp, Inc. (the "Company"), as Appendix B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with SouthTrust of Alabama. ("ST-Sub") contained in Pre-Effective Amendment No. ___ to SouthTrust's Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms "experts" as used in the Act or the Regulations.


March __, 2004


                                         SANDLER O'NEILL & PARTNERS, L.P.


                                  By:
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                                  Name:
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                                  Title:
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                                  Dated:
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